UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2015

Allied World Assurance Company Holdings, AG
__________________________________________
(Exact name of registrant as specified in its charter)

Switzerland	001-32938	98-0681223
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Gubelstrasse 24, Park Tower, 15th Floor, Zug, Switzerland		6300
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	+41-41-768-1080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 6, 2015, Allied World Assurance Company Holdings, AG (“Allied World”) entered into a repurchase agreement with Exor S.A. (“Exor”), pursuant to which Allied World repurchased 4,053,537 of its common shares held by Exor at a repurchase price of $40.546 per share, for an aggregate repurchase price of $164,354,711. The repurchase price per common share reflects a 3% discount to the closing price of Allied World’s common shares on May 6, 2015. The repurchase was executed under Allied World’s $500 million share repurchase program that was approved by its shareholders in May 2014 and was funded using available cash on hand.

The repurchase agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the repurchase agreement contained herein is qualified in its entirety by reference to the repurchase agreement filed herewith.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1	Repurchase Agreement, dated as of May 6, 2015, by and between Allied World Assurance Company Holdings, AG and Exor S.A.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied World Assurance Company Holdings, AG

May 11, 2015	By:	/s/ Wesley D. Dupont

Name: Wesley D. Dupont
Title: Executive Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Repurchase Agreement, dated as of May 6, 2015, by and between Allied World Assurance Company Holdings, AG and Exor S.A.